Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (number 2-83780) of Carpenter Technology Corporation of our report dated June 13, 2003 relating to the financial statements of the Savings Plan of Carpenter Technology Corporation, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 23, 2004